                            EQUISTAR CHEMICALS, LP
                         EQUISTAR FUNDING CORPORATION

                                   LETTER TO
                     DEPOSITORY TRUST COMPANY PARTICIPANTS
                                      FOR
                           TENDER OF ALL OUTSTANDING



     8 1/2% Notes Due 2004                          8 3/4% Notes Due 2009
   in exchange for registered                     in exchange for registered
     8 1/2% Notes Due 2004                          8 3/4% Notes Due 2009

--------------------------------------------------------------------------------
EACH EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _________ ___, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE"). OUTSTANDING NOTES TENDERED IN AN EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THAT EXCHANGE OFFER.
--------------------------------------------------------------------------------

To The Depository Trust Company Participants:

     We are enclosing herewith the materials listed below relating to the offers by Equistar Chemicals, LP and Equistar Funding Corporation (the "Issuers") to exchange their 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "New Notes"), the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 8 1/2% Notes due 2004 and their 8 3/4% Notes due 2009 (collectively, the "Outstanding Notes"), respectively, which offers consists of separate, independent offers to exchange the New Notes of each series for Outstanding Notes of that series (each, an "Exchange Offer" and sometimes collectively referred to herein as the "Exchange Offers"), upon the terms and subject to the conditions described in the Issuers' prospectus dated _______________, 1999 and the related letter of transmittal.

     We are enclosing copies of the following documents:

          1. Prospectus dated _______ ___, 1999,

          2. Letter of transmittal together with accompanying Substitute Form W-9 Guidelines,

          3. Notice of Guaranteed Delivery, and

          4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining that client's instruction with regard to the Exchange Offers.

     We urge you to contact your clients promptly. Please note that each Exchange Offer will expire at 5:00 p.m., New York City time, on _________ ___, 1999, unless extended.

     No Exchange Offer for Outstanding Notes of a series is conditioned upon any minimum aggregate principal amount of Outstanding Notes of such series being tendered for exchange, or upon the consummation of any other Exchange Offer.

     Under the letter of transmittal, each holder of Outstanding Notes will represent to the Issuers that

          (i) any New Notes received are being acquired in the ordinary course of business of the person receiving those New Notes,

          (ii) that person does not have an arrangement or understanding with any person to participate in the distribution of the Outstanding Notes or the New Notes within the meaning of the Securities Act and

          (iii) that person is not an "affiliate," as defined in Rule 405 under the Securities Act, of either of the Issuers or, if it is an affiliate, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

     In addition, each holder of Outstanding Notes will represent to the Issuers that

          (i) if that person is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of New Notes and

          (ii) if that person is a broker-dealer that will receive New Notes for its own account in exchange for Outstanding Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of such New Notes; however, by so acknowledging and by delivering a prospectus, it will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed letter to clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

     The Issuers will not pay any fee or commission to any broker or dealer or to any other person other than the Exchange Agent, in connection with the solicitation of tenders of Outstanding Notes under the Exchange Offers. The Issuers will pay, or cause to be paid, any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed letter of transmittal.

     Additional copies of the enclosed material may be obtained from us upon request.

                                    Very truly yours,

                                    Equistar Chemicals, LP

                                       2